                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549


                      -----------------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                  May 4, 1999
                                (Date of Report)


                      -----------------------------------


                          GEORGIA-PACIFIC CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                                    GEORGIA
                            (State of Incorporation)

                                     1-3506
                            (Commission File Number)

                                   93-0432081
                      (IRS Employer Identification Number)

               133 PEACHTREE STREET, N.E., ATLANTA, GEORGIA 30303
                    (Address of Principal Executive Offices)

                                 (404) 652-4000
              (Registrant's Telephone Number, including area code)

Item 5.                 Other Events.
------                  -------------

    On May 4, 1999, the Corporation issued the following news release nationally.

                   GEORGIA-PACIFIC ANNOUNCES STOCK SPLIT FOR
                   -----------------------------------------
     GEORGIA-PACIFIC GROUP; BOARD DECLARES QUARTERLY DIVIDENDS; PULP DRYER
     ---------------------------------------------------------------------
                    DISMANTLING AND TISSUE MACHINE ANNOUNCED
                    ----------------------------------------


    AUGUSTA, Ga. -- Georgia-Pacific Corp. today announced that its board of directors, meeting here in conjunction with the corporation's annual shareholders meeting, has declared a two-for-one split of Georgia-Pacific Group's common stock (NYSE:GP) in the form of a special dividend to shareholders of record on May 14, 1999. The stock dividend of one share of Georgia-Pacific Group common stock for each share of Georgia-Pacific Group will be paid June 3, 1999.

    Georgia-Pacific Group's common stock, which was redesignated in December 1997, reflects the performance of the corporation's pulp, paper and building products manufacturing and distribution businesses. No stock dividend is being paid on the corporation's separately designated class of common stock, known as The Timber Company (NYSE:TGP).

    "We are pleased that Georgia-Pacific Group's performance and the execution of our financial strategy has been reflected in the group's share price, which increased by 59 percent from the beginning of 1999 through April," said A.D. "Pete" Correll, chairman and chief executive officer. "This split reflects our desire to continue to increase Georgia-Pacific Group's value to current shareholders, as well as to make investment in our manufacturing and distribution business even more attractive to additional shareholders."

    At Tuesday's meeting, the board declared a regular quarterly dividend of 25 cents per share on each of the corporation's common stocks, Georgia-Pacific Group and The Timber Company. These dividends are payable May 27, 1999, to shareholders of record May 13, 1999. It is anticipated that future dividends on Georgia-Pacific Group common stock will be declared at the rate of 12.5 cents per share as a result of the stock split.

     Also Tuesday, consistent with its strategy to exit the Southern hardwood market pulp business, the corporation announced that it will fully dismantle its pulp dryer located at Port Hudson, La., near Baton Rouge. In July 1998, this pulp dryer was indefinitely shut down. At its meeting, the board of directors approved construction of a new tissue-manufacturing machine at Port Hudson. The machine will support the group's rapidly growing consumer tissue business, which includes the brands Angel Soft(R), Sparkle(R), Coronet(R) and MD(R).

     Approval of the new machine is contingent on the Louisiana Board of Commerce and Industry's review of the corporation's application to participate in the state's tax equalization program and execution of a contract.

     "The addition of this machine is aimed at providing shareholder value and maintaining a viable cost structure at Port Hudson as well as ensuring the continued success of our tissue growth strategy, which has resulted in significant annual sales gains during this decade," Correll said. "Importantly, the investment also is in line with our disciplined approach to capital spending for Georgia-Pacific Group and is consistent with our strategy to invest in businesses with strong return and growth potential."

     The approximately $95 million project, which is expected to be completed in 2001, will be capable of producing approximately 80,000 tons of premium tissue.

     Headquartered at Atlanta, Georgia-Pacific (www.gp.com) is the leading
                                                ----------
manufacturer and distributor of building products in the United States and one of the world's leading manufacturers and distributors of pulp, paper and building products and related chemicals. The Timber Company manages more than 5 million acres of timberland in North America.

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  Certain statements contained in this release, including statements regarding anticipated levels of future dividends, are forward-looking statements (as such term is defined under the Private Securities Litigation Reform Act of
  1995) based on current expectations. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the effect of general global and domestic economic conditions on the demand for pulp, paper and building products, the effect of changes in the productive capacity of manufacturers of competitive products, and other factors listed in Georgia-Pacific Corp.'s Securities and Exchange Commission filings, including but not limited to, its Annual Report on Form 10-K dated Dec. 31, 1998, on file and recorded March 18, 1999.
--------------------------------------------------------------------------------

                                    Contact:  Ken Haldin
                                              (404) 652-6098
                                              Greg Guest
                                              (404) 652-4739

                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  May 4, 1999


                                GEORGIA-PACIFIC CORPORATION



                                  By /s/ Kenneth F. Khoury
                                     ---------------------
                                     Kenneth F. Khoury
                                     Vice President, Deputy General
                                       Counsel and Secretary